      Exhibit 5. 1

LAW OFFICES OF LOUIS E. TAUBMAN, P.C.

225 Broadway, Suite 1200

New York, New York 10007

(212) 732-7184 Fax: (212) 202-6380

E-mail: Louistlaw@aol.com

January 31, 2005

AXM Pharma, Inc.

Board of Directors

7251 West Lake Mead Blvd.

Suite 300

Las Vegas, NV 89128

Ladies and Gentlemen:

We have acted as counsel to AXM Pharma, Inc., a Nevada company (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended  (the  "Act"), of a Registration Statement on Form S-3 (the "Registration Statement"), relating to the proposed sale by the selling shareholders  listed therein (the "Selling  shareholders") of 166,191 shares of the Company's common stock (the "Common Stock").

In so acting, we have  examined and relied upon the originals or copies,  certified or otherwise  identified to our satisfaction,  of such Company records, documents,  certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the          opinions expressed below. Based upon the foregoing and such examination of law as we have  deemed  necessary,  we are of the  opinion  that the Common Stock to be offered by the Selling shareholders, when sold under the circumstances  contemplated in the Registration Statement,  will be legally issued, fully paid and non-assessable.

The  opinions  we  express   herein  are  limited  to  matters involving  the Nevada  corporate law and the federal laws of the United States and are further expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise as to any          other matters relating to the Company or the Common Stock.

We consent  to the use of this  letter as an  Exhibit  to the Registration  Statement  and to the use of our name  under the  heading “Legal  Matters"  included  in the  Prospectus  forming  a part  of the Registration Statement.

Sincerely,

Law Offices of Louis E. Taubman, P.C.

By: /s/  Louis E. Taubman

      Louis E. Taubman,

       President